SECURITIES AND EXCHANGE COMMISSION

				Washington, D.C.  20549

					FORM 8-K


				CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 30,
1998

SYQUEST TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674 				94-2793941
(Commission File Number)	(IRS Employer Identification No.)

47071 Bayside Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (510) 226-
4000

Not Applicable
(Former name or former address, if changed since last report.)

		INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events

	REDUCTION OF CREDIT LINE AND STATUS OF STRATEGIC DISCUSSIONS

	As of September 30, 1998, the Company was not in compliance with the financial covenants contained in its loan agreement with Greyrock Business Credit ("GBC"), the Company's asset-based lender. GBC waived the default, but reduced the Company's credit line from $30 million to $10.75 million. Currently, the Company has no availability under its reduced credit line for additional borrowing and no other credit lines or sources of significant debt financing. The Company is seeking additional financing from another source, but there can be no assurance that such financing will be available. The Company has been obliged from time to time to cut back or discontinue certain vital business activities, such as marketing, shipping, advertising, production of new inventory, purchase of raw materials, and research and development.

	In recent weeks, the Company has been in negotiations with certain of its investors to reach agreement on a series of transactions that would make an additional $13 million available to the Company. The transactions have not closed, and it is unlikely that they will close unless the Company is able to secure additional substantial lines of credit or debt financing. Even if the Company were successful in securing additional lines of credit or sources of debt financing, there can be no assurance that the $13 million would still be available to the Company.

	In an earlier press release, the Company disclosed that it had retained CIBC Oppenheimer as its investment banker to assist in attempting to restructure its capital accounts, raise additional financing, and advise the Company with respect to acquisitions or strategic alliances, among other things. While many discussions have taken place, to date none have led to any firm proposals. Discussions are continuing, but there can be no assurance that they will reach a successful conclusion, or that if successfully concluded they would lead to any benefits to existing or potential shareholders.

	Unless the Company is able to obtain sufficient financing or secure a strategic alliance, the Company will not be able to continue funding its operations.

Item 7.   Financial Statements and Exhibits

	c)   Exhibits

	 99.1	Registrant's Press Release dated October 27, 1998.

					SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SYQUEST TECHNOLOGY, INC.
                                   (Registrant)


Date:  October 27, 1998 		By	/s/ Henry Lo
						Henry Lo,  Chief Financial Officer

										Exhibit 99.1

For Immediate Release

	SYQUEST TECHNOLOGY UNAWARE OF REASON FOR HEAVY TRADING

Fremont, California, October 27, 1998 - SyQuest Technology, Inc. (Nasdaq:SYQT), said today that it was unaware of any reason for the unusually heavy trading in its shares on the Nasdaq Stock Market yesterday. The Company's stock was the second most actively traded issue on Nasdaq.

The Company said that it had concern that the large trading volume accompanied by the recent rise in its stock price might have been fueled by speculation about possible strategic partnerships. In an earlier press release, the Company disclosed that it had retained CIBC Oppenheimer as its investment banker to assist in attempting to restructure its capital accounts, raise additional financing, and to advise the Company with respect to acquisitions or alliances, among other things. Many discussions have taken place, but to date none have led to any firm proposals. While such discussions are continuing, there can be no assurance that those discussions will reach a successful conclusion, or that if successfully concluded would lead to any benefits to existing or potential shareholders.

					####

This news release contains forward-looking statements that involve risks and uncertainties, including competition in the marketplace for the Company's products, and other risks detailed from time to time in the SEC reports filed by SyQuest including its most recent reports on Forms 8K, 10K, and 10Q.

r1998 SyQuest is a registered trademark and the SyQuest logo is a trademark of SyQuest Technology, Inc. All other brands or trade names are the property of their respective companies.